Exhibit 99.1

American Public Education Reports Strong First Quarter 2021 Results

Year-Over-Year Enrollment Growth Continued for a Sixth Consecutive Quarter at APUS; Record Enrollment at Hondros College of Nursing

CHARLES TOWN, W.V., May 10, 2021 /PRNewswire/ -- American Public Education, Inc. (Nasdaq: APEI) – parent company of online learning provider American Public University System (APUS) and on-ground pre-licensure Hondros College of Nursing (HCN) – announced financial results for the first quarter ended March 31, 2021 that reflect increased profitability and continued enrollment growth across both institutions.

First Quarter Highlights:

  Consolidated revenue increased 18.7% year-over-year to $88.5 million
  Net income more than doubled year-over-year to $0.49 per diluted share, and income from operations before interest income and income taxes increased to $10.6 million, compared to $2.7 million in the prior year period
  Adjusted EBITDA increased 87% year-over-year to $15.9 million
  Net course registrations by new students at APUS increased 14% and total net course registrations increased 10% year-over-year to 92,900 – the sixth consecutive quarter of year-over-year growth
  New student enrollment at HCN increased 45% and total student enrollment increased 45% year-over-year to 2,270 – the highest in school history

Angela Selden, APEI's Chief Executive Officer, said, "For the sixth consecutive quarter both APUS and Hondros have delivered year-over-year enrollment growth, improving APEI's operating performance significantly. We believe our enterprise transformation initiatives, continued emphasis on outreach to nursing and military communities particularly during the pandemic, and improved operating efficiencies are delivering top-line growth and solid financial performance this quarter."

"Our excitement continues to build as we approach the completion of the Rasmussen University acquisition, currently planned for the third quarter of this year. As we look to becoming the market-leading national pre-licensure nursing platform, we will prioritize growth initiatives and operating efficiency, all while continuing to deliver on our collective successful track record of favorable student outcomes and high-quality, affordable education. We look forward to welcoming Rasmussen University into the APEI family of institutions," added Selden.

Financial Results:

Total consolidated revenue for the first quarter of 2021 increased by 18.7% to $88.5 million, compared to total revenue of $74.6 million in the first quarter of 2020. The increase was driven by a $10.3 million, or 15.4%, increase in APEI Segment revenue and a $3.6 million, or 47.7%, increase in HCN Segment revenue resulting from increases in student enrollment.

Consolidated income from operations before interest income and income taxes in the first quarter of 2021 increased to $10.6 million, compared to $2.7 million in the prior year period. APEI Segment income from operations before interest income and income taxes increased to $9.9 million, compared to $3.6 million in the prior year period. APEI Segment expenses include $0.5 million in professional fees associated with strategic growth opportunities, including the Rasmussen University acquisition, compared to $0.6 million in professional fees associated with strategic growth opportunities in the prior year period. HCN Segment income from operations before interest income and income taxes was $0.8 million during the three months ended March 31, 2021, compared to a loss of $0.9 million in the same period in 2020.

GAAP net income for the three months ended March 31, 2021 was $8.1 million, or $0.49 per diluted share, compared to net income of $2.4 million, or $0.16 per diluted share, in the same period of 2020. Adjusted EBITDA for the three months ended March 31, 2021 was $15.9 million, compared to $8.5 million in the prior year period. The weighted average diluted shares outstanding for the first quarter of 2021 and 2020 were approximately 16.4 million and 15.1 million, respectively.

Total cash and cash equivalents as of March 31, 2021 were approximately $320.8 million, compared to $227.7 million as of December 31, 2020. Total cash and cash equivalents as of March 31, 2021 reflects that on March 1, 2021, APEI closed its previously announced underwritten public offering of 3,680,000 shares for net proceeds of approximately $86.2 million.

Capital expenditures were approximately $1.5 million for the three months ended March 31, 2021, compared to $1.9 million in the prior year period. Depreciation and amortization expense was $2.7 million for the three months ended March 31, 2021, compared to $3.3 million in the prior year period.

Registrations and Enrollment:

American Public University System[1]
For the three months ended March 31,	2021	2020	% Change
Net Course Registrations by New Students	11,500	10,100	14%
Net Course Registrations	92,900	84,800	10%

As of March 31,
APUS Student Enrollment[2]	91,500	82,800	11%

Hondros College of Nursing[3]
For the three months ended March 31,	2021	2020	% Change
New Student Enrollment	644	444	45%
Total Student Enrollment	2,270	1,570	45%

1APUS Net Course Registrations represents the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.

2APUS Student Enrollment represents the number of unique active students, including those who are currently on an approved leave of absence, who are currently in class or have completed a course within the past 12 months. Excludes students in doctoral programs.

3HCNStudent Enrollment represents the approximate number of students enrolled in a course after the date by which students may drop a course without financial penalty.

Rasmussen University Transaction:

On October 28, 2020, APEI announced plans to acquire Rasmussen University, the largest educator of ADN nurses. Assuming the acquisition, APEI expects to become the #1 educator of pre-licensure nurses (ADN/RN and PN/LPN) with over 10,000 nursing students. The pending acquisition is expected to close by the middle of the third quarter 2021, subject to closing conditions that include review by the Department of Education, approval by the Higher Learning Commission and approval of or notices to other regulatory and accrediting bodies.

Second Quarter 2021 Outlook:

The following statements are based on APEI's current expectations. These statements are forward-looking and actual results may differ materially. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law.

  APEI expects second quarter 2021 consolidated revenue to decline between 5% and 3% compared to the prior year period.
  APEI anticipates net income of between a $0.8 million loss and $0.6 million income or between a loss of $0.04 and $0.03 income per diluted share.
  Adjusted EBITDA is anticipated to be between $7.3 and $9.2 million.

American Public Education expects the following results from its subsidiaries in the second quarter of 2021:

  At APUS, total net course registrations are expected to decline between 8% and 4% year-over-year.
  At HCN, new student enrollment increased approximately 37% and total student enrollment increased approximately 36% year-over-year for the three months ended June 30, 2021.

Non-GAAP Financial Measures:

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses). APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI's operating profit and cash generation capabilities.

For the three months ended March 31, 2020 and 2021, adjusted EBITDA excludes non-cash compensation expense, loss on disposals of long-lived assets, and M&A-related professional fees.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures are that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of EBITDA and adjusted EBITDA to the comparable GAAP financial measures that is included in the tables following this press release (under the captions "GAAP Net Income to Adjusted EBITDA," and "GAAP Outlook Net Income to Outlook Adjusted EBITDA") and not to rely on any single financial measure to evaluate its business.

Webcast:
A live webcast of the APEI's first quarter 2021 earnings conference call will be held today at 5:00 p.m. Eastern time. This webcast will be open to listeners who log in through the APEI's investor relations website, www.apei.com.

A replay of the live webcast will also be available starting approximately one hour after the conclusion of the live webcast. The replay will be archived and available to listeners through APEI's investor relations website for one year.

About American Public Education
American Public Education, Inc. (Nasdaq: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. APEI offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System and National Education Seminars, Inc., which we refer to in this press release as Hondros College of Nursing. Together, these institutions serve more than 93,800 adult learners worldwide and offer more than 240 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing, and liberal arts. For additional information, please visit www.apei.com.

Forward Looking Statements
Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "plan," "should," "will," "would," and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expected earnings, income and EBITDA, benefits of the acquisition of Rasmussen University (the "Acquisition"), the timing of the closing of the Acquisition, expected capital structure, the ability to deliver a return on learners' educational investment, the ability to maintain an attractive risk profile, and plans with respect to recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the loss of APEI's ability to receive funds under Department of Defense tuition assistance programs or the reduction, elimination, or suspension of tuition assistance; the effects, duration, and severity of and APEI's response to the COVID-19 pandemic; moderation or decrease in demand as the pandemic abates; risks related to the Acquisition, including the inability to complete the Acquisition on the anticipated timeline or at all, APEI's reliance on financing to fund a portion of the Acquisition, and other events that could impact the Acquisition and its closing; APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; APEI's inability to effectively market its institutions' programs; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI's inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; APEI's failure to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation; APEI's loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; APEI's need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI's dependence on its technology infrastructure; and the various risks described in the "Risk Factors" section and elsewhere in APEI's Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Contacts:
Richard W. Sunderland, Jr., CPA
Executive Vice President and Chief Financial Officer
304.885.5371

Christopher L. Symanoskie, IRC
Vice President, Investor Relations
703.334.3880

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)

Revenues	$88,541	$74,616
Costs and expenses:
Instructional costs and services	32,319	29,230
Selling and promotional	19,402	18,186
General and administrative	23,524	21,003
Loss on disposals of long-lived assets	8	166
Depreciation and amortization	2,651	3,338
Total costs and expenses	77,904	71,923
Income from operations before
interest income and income taxes	10,637	2,693
Interest income, net	114	702
Income before income taxes	10,751	3,395
Income tax expense	2,639	974
Equity investment loss	(5)	(1)
Net income	$8,107	$2,420

Net income per common share:
Basic	$0.50	$0.16
Diluted	$0.49	$0.16
Weighted average number of common shares:
Basic	16,211	15,024
Diluted	16,422	15,116

	Three Months Ended
Segment Information:	March 31,
	2021	2020
Revenues:
American Public Education, Inc.	$77,422	$67,094
Hondros College of Nursing	$11,132	$7,539
Intersegment Elimination[1]	$(13)	$(17)
Income (loss) from operations before
interest income and income taxes:
American Public Education, Inc.	$9,854	$3,577
Hondros College of Nursing	$783	$(885)
Intersegment Elimination[1]	$—	$1

1.The APEI Segment charges the HCN Segment for the value of courses taken by HCN Segment employees at APUS. The intersegment elimination represents the elimination of this intersegment revenue in consolidation.

GAAP Net Income to Adjusted EBITDA:
The following table sets forth the reconciliation of the Company's reported GAAP net income to the calculation of adjusted EBITDA for the three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
(in thousands, except per share data)	2021	2020
Net income	$8,107	$2,420
Income tax expense	2,639	974
Interest income, net	(114)	(702)
Equity investment loss	5	1
Depreciation and amortization	2,651	3,338
EBITDA	13,288	6,031

Stock Compensation	2,180	1,750
Loss on disposals of long-lived assets	8	166
Goodwill impairment	—	—
Compensation expense adjustment	—	—
M&A - related professional fees	461	571
Adjusted EBITDA	$15,937	$8,518

GAAP Outlook Net Income to Outlook Adjusted EBITDA:
The following table sets forth the reconciliation of the Company's outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three a months ended June 30, 2021:

	Three Months Ended June 30, 2021
(in thousands, except per share data)	Low	High
Net income	$(800)	600
Income tax expense	(300)	260
Interest income	(35)	(35)
Equity investment loss (income)	—	—
Depreciation and amortization	2,675	2,675
EBITDA	1,540	3,500

Stock compensation	2,020	2,020
Integration expenses	3,700	3,700
Adjusted EBITDA	$7,260	$9,220